Delaware
The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND

CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "INTELISYS AVIATION SYSTEMS OF AMERICA, INC.", CHANGING ITS NAME FROM

"INTELISYS AVIATION SYSTEMS OF AMERICA, INC." TO "CHINA YIDA HOLDINGS, CO.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY

OF  NOVEMBER, A,D. 2007, AT 11:52 O'CLOCK A,M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware
Secretary, of State
Division of Corporations
Delivered 11:58 AM 11/28/2007
FILED 11:52 AM 11/28/2007
SRV 071260894 - 3051961 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

INTELISYS AVIATION SYSTEMS OF AMERICA INC.

It is hereby certified that:

        I. The name of the corporation (hereinafter called the "corporation") is INTELISYS AVIATION SYSTEMS OF AMERICA INC.

        2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

    FIRST: The name of the corporation (hereinafter called the "corporation")is CHINA YIDA HOLDING, CO.

        3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on: November 28, 2007

/s/ CHEN MINHUA
CHEN MINIIUA
CEO & CHAIRMAN OF THE BOARD